                                                                    EXHIBIT 4.08

                           1998 GLOBAL CROSSING LTD.
                             STOCK INCENTIVE PLAN
                 Amended and Restated As of September 22, 1999

1.   Purpose of the Plan

     The purpose of the Plan is to aid the Company and its Subsidiaries in recruiting and retaining key individuals of outstanding ability and to motivate such individuals to exert their best efforts on behalf of the Company and its Subsidiaries by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key individuals will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2.   Definitions

     The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)  Act:  The Securities Exchange Act of 1934, as amended, or any successor
     ---
     thereto.

(b)  Award:  An Option, Stock Appreciation Right or Other Stock-Based Award
     -----
     granted pursuant to the Plan.

(c)  Beneficial Owner:  A "beneficial owner", as such term is defined in Rule
     ----------------
     13d-3 under the Act (or any successor rule thereto).

(d)  Board:  The Board of Directors of the Company.
     -----

(e)  Change in Control:  The occurrence of any of the following events:
     -----------------

     (i) any Person (other than a Person holding securities representing 10% or more of the combined voting power of the Company's outstanding securities as of the Effective Date, the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company, (a) in excess of the interest in the Company held by the shareholders of the Company as of the Effective Date (or their heirs or distributors by will or the laws of descent and distribution) and (b) representing 30% or more of the combined voting power of the Company's then-outstanding securities;

     (ii) during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(e)(i), (iii) or (iv) of the Plan, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (C) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's shareholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

     (iii) the shareholders of the Company approve any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

     (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a liquidation of the Company into a wholly-owned subsidiary.

(f)  Code: The Internal Revenue Code of 1986, as amended, or any successor
     ----
     thereto.

(g)  Committee: The Board.
     ---------

(h)  Company: Global Crossing Ltd.
     -------

(i)  Disability:  Inability to engage in any substantial gainful activity by
     ----------
     reason of a medically determinable physical or mental impairment which constitutes a permanent and total disability, as defined in Section 22(e)(3) of the Code (or any successor section thereto). The determination whether a Participant has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate. A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

(j)  Effective Date: July 1, 1998.
     --------------

(k)  Fair Market Value: On a given date, the arithmetic mean of the high and
     -----------------
     low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealer Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

(l)  ISO: An Option that is also an incentive stock option granted pursuant to
     ---
     Section 6(d) of the Plan.

(m)  LSAR: A limited stock appreciation right granted pursuant to Section 7(d)
     ----
     of the Plan.

(n)  Other Stock-Based Awards:  Awards granted pursuant to Section 8 of the
     ------------------------
     Plan.

(o)  Option: A stock option granted pursuant to Section 6 of the Plan.
     ------

(p)  Option Price: The purchase price per Share of an Option, as determined
     ------------
     pursuant to Section 6(a) of the Plan.

(q)  Participant: An individual who is selected by the Committee to participate
     -----------
     in the Plan.

(r)  Performance-Based Awards: Certain Other Stock-Based Awards granted
     ------------------------
     pursuant to Section 8(b) of the Plan.

(s)  Person: A "person", as such term is used for purposes of Section 13(d) or
     ------
     14(d) of the Act (or any successor section thereto).

(t)  Plan: The 1998 Global Crossing Ltd. Stock Incentive Plan.
     ----

(u)  Public Offering: A sale of shares of the Company's common stock to the
     ---------------
     public pursuant to a registration statement under the Securities Act of 1933, as amended, that has been declared effective by the Securities and Exchange Commission (other than a registration statement on Form S-4 or Form S-8, or any other successor or other forms promulgated for similar purposes, or a registration statement in connection with an offering to employees of the Company and its Subsidiaries) that results in an active trading market in the Company's common stock; provided, that there shall be
                                                   --------
     deemed to be an "active trading market" if the Company's common stock is listed or quoted on a national stock exchange or the NASDAQ National Market.

(v)  Shares: Common Shares of the Company, par value $0.01 per Share.
     ------

(w)  Stock Appreciation Right:  A stock appreciation right granted pursuant to
     ------------------------
     Section 7 of the Plan.

(x)  Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the
     ----------
     Code (or any successor section thereto).

3.   Shares Subject to the Plan

     The total number of Shares which may be issued under the Plan is 90,000,000. The maximum number of Shares for which Awards may be granted during a calendar year to any Participant shall be as determined by the Committee from time to time. The Shares may consist, in whole or in part, of unissued Shares or Shares that were issued and subsequently cancelled. The issuance of Shares or the payment of cash upon the exercise of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards which terminate or lapse may be granted again under the Plan.

4.   Administration

     The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each "non-employee directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and "outside directors" within the meaning of Section 162(m) of the Code (or any successor section thereto). The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant.

5.   Limitations

     No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6.   Terms and Conditions of Options

     Options granted under the Plan shall be, as determined by the Committee, nonqualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

     (a) Option Price.  The Option Price per Share shall be determined by the
         ------------
Committee.

     (b) Exercisability.  Options granted under the Plan shall be exercisable at
         --------------
such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

     (c) Exercise of Options.  Except as otherwise provided in the Plan or in an
         -------------------
Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii) or (iii) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash, (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided,
                                                                       --------
that such Shares have been held by the Participant for no less than six months,
(iii) partly in cash and partly in such Shares, (iv) through the withholding of Shares (which would otherwise be delivered to the Participant) with an aggregate Fair Market Value on the exercise date equal to the aggregate Option Price or
(v) through the delivery of irrevocable instruments to a broker to deliver promptly to the Company an amount equal to the aggregate option price for the shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

     (d) ISOs.  The Committee may grant Options under the Plan that are intended
         ----
to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

7.   Terms and Conditions of Stock Appreciation Rights

     (a) Grants.  The Committee also may grant (i) a Stock Appreciation Right
         ------
independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 8 (or such additional limitations as may be included in an Award agreement).

     (b) Terms.  The exercise price per Share of a Stock Appreciation Right
         -----
shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option and (ii) an amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times
(ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

     (c) Limitations.  The Committee may impose, in its discretion, such
         -----------
conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

     (d) Limited Stock Appreciation Rights.  The Committee may grant LSARs that
         ---------------------------------
are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term "Stock Appreciation Right" is used in the Plan, such term shall include LSARs.

8.   Other Stock-Based Awards

     (a) Generally.  The Committee, in its sole discretion, may grant Awards of
         ---------
Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares ("Other Stock-Based Awards"). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such

Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully, paid and non-assessable).

     (b) Performance-Based Awards.  Notwithstanding anything to the contrary
         ------------------------
herein, certain Other Stock-Based Awards granted under this Section 8 may be granted in a manner which is deductible by the Company under Section 162(m) of the Code (or any successor section thereto) ("Performance-Based Awards"). A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price;
(xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow;
(xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The maximum amount of a Performance-Based Award during a calendar year to any Participant shall be 500,000 Shares. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant
                                          --------  -------
may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

9.   Adjustments Upon Certain Events

     Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

     (a) Generally.  In the event of any change in the outstanding Shares after
         ---------
the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price and/or (iii) any other affected terms of such Awards.

     (b) Change in Control.  Except as otherwise provided in an Award agreement,
         -----------------
in the event of a Change in Control, the Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Award (including, without limitation, (i) the acceleration of an Award, (ii) the payment of a cash amount in exchange for the cancellation of an Award and/or (iii) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder) as of the date of the consummation of the Change in Control.

10.  No Right to Employment

     The granting of an Award under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment of a Participant and shall not lessen or affect the Company's or Subsidiary's right to terminate the employment of such Participant.

11.  Successors and Assigns

     The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

12.  Nontransferability of Awards

     Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

13.  Amendments or Termination

     The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the shareholders of the Company, would (except as is provided in Section 10 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant or (b) without the consent of a Participant, would impair any of the rights or obligations under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the
                            --------  -------
Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. Notwithstanding anything to the contrary herein, the Board may not amend, alter or discontinue the provisions relating to Section 9(b) of the Plan after the occurrence of a Change in Control.

14.  International Participants

     With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) "covered employees" within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law.

15.  Choice of Law

     The Plan shall be governed by and construed in accordance with the laws of the State of New York.

16.  Effectiveness of the Plan

     The Plan shall be effective as of the Effective Date. If the Plan is not approved by the shareholders of the Company prior to the first anniversary of the Effective Date, no Awards may be granted thereafter.

                     NON-QUALIFIED STOCK OPTION AGREEMENT
                     ------------------------------------

     THIS AGREEMENT, dated as of ____________, 2000, is made by and between Global Crossing Ltd., hereinafter referred to as the "Company", and ____________, an employee of the Company or a Subsidiary (as defined below) of the Company, hereinafter referred to as "Optionee".

                                   ARTICLE I

              INCORPORATION OF THE PLAN BY REFERENCE; DEFINITIONS
              ---------------------------------------------------

The terms of the 1998 Global Crossing Ltd. Stock Incentive Plan, as amended from time to time (the "Plan"), are hereby incorporated by reference. Except as otherwise defined in this Agreement, capitalized terms used herein shall have the meanings assigned in the Plan. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 1.1  Common Stock
-----------  ------------

     "Common Stock" shall mean the Company's Common Shares, par value of $0.1 per share.

Section 1.2  Grant Date
-----------  ----------

     "Grant Date" shall mean the date on which the Options provided for in this Agreement were grated, _____________, 2000.

Section 1.3  Vesting Date
-----------  ------------

     "Vesting Date" shall mean _____________, 2000.

Section 1.4  Options
-----------  -------

     "Options" shall mean the non-qualified options to purchase Common Stock granted under this Agreement totaling ___________ shares.

Section 1.5  Exercise Price
-----------  --------------

     The exercise price of the shares of stock covered by the Options granted hereunder shall be $______________ per share.

                                   ARTICLE II

                                GRANT OF OPTIONS
                                ----------------

Section 2.1  Grant of Options
-----------  ----------------

     The Company grants to the Optionee Options representing the right to acquire shares of Common Stock.

Section 2.2  Adjustments in Options Pursuant to Merger, Consolidation, etc.
-----------  -------------------------------------------------------------

     Subject to Section 9 of the Plan, in the event that the outstanding shares of the stock subject to an Option are, from time to time, changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of a merger, consolidation, recapitalization, Change of Control, reclassification, stock split, stock dividend, combination of shares, or otherwise, the Committee may make such appropriate and equitable adjustment as it deems necessary in the number and kind of shares and/or the amount of consideration as to which or for which, as the case may be, such Option, or portions thereof then unexercised, shall be exercisable. Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.

                                  ARTICLE III

                            PERIOD OF EXERCISABILITY
                            ------------------------

Section 3.1  Options
-----------  -------

             (a) The Options will become exercisable with respect to one-third of the shares subject thereto on the first anniversary of the Vesting Date.

             (b) The Options will become exercisable with respect to an additional one-third of the shares subject thereto on the third anniversary of the Vesting Date.

             (c) The Options will become exercisable with respect to the remaining one-third of the shares subject thereto on the third anniversary of the Vesting Date.

             (d) All outstanding Options shall immediately become exercisable in the event of a Change of Control.

Section 3.2  Expiration Options
-----------  ------------------

     The Options may not be exercised to any extent by the Optionee after the first to occur of the following events:

             (a) The tenth anniversary of the Grant Date; or

             (b) Six months after the date of the Optionee's termination of employment, consultation or Board membership for any reason; or

             (c) If the Committee so determines pursuant to Section 9 of the Plan, on the effective date of either the merger or consolidation of the Company into another Person, a Change in Control, or the recapitalization, reclassification, liquidation or dissolution of the Company. At least thirty
(30) days prior to the effective date of such merger, consolidation, exchange, acquisition, recapitalization, reclassification, liquidation or dissolution, the Committee shall give the Optionee notice of such event and an opportunity to exercise the Option, if the Option has then neither been fully exercised nor become unexercisable under this Section 3.2

Section 3.3  Effect of Termination of Employment, Consultation or Board
-----------  ----------------------------------------------------------
Membership
----------

     All unexercisable Options granted hereunder shall terminate upon the Optionee's termination of employment, consultation or Board membership for any reason.

Section 3.4  No Right to Employment, Consultation or Board Membership
-----------  --------------------------------------------------------

     Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continued employment, consultation or Board membership for the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to terminate any such affiliation of the Optionee at any time for any reason whatsoever.

                                   ARTICLE IV

                              EXERCISE OF OPTIONS
                              -------------------

Section 4.1  Person Eligible to Exercise
-----------  ---------------------------

     During the lifetime of the Optionee, only he or she may exercise an Option or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when an Option becomes unexercisable under Section 3.2, be exercised by the executor or administrator of the Optionee's estate or by any person or persons empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution.

Section 4.2  Partial Exercise and Period of Unexercisability
-----------  -----------------------------------------------

     Any exercisable portion of an Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2; provided, however, that any partial exercise shall be for whole shares of Common
--------  -------
Stock only.

Section 4.3  Manner of Exercise
-----------  ------------------

     An Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary or his office all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.2:

                                       3